BARBARA K. CEGAVSKE

Secretary of State

202 North Carson St.

Carson City, Nevada 89701-4201

(775) 884-5706

Website: nvsos.gov

Filed in the Office of     Document Number

Barbara Cegavske           20150102673-27

 Secretary of State        Filing Date and Time

   State of Nevada          3/04/2015  7:42 AM

                                     Entity Number

                     E0034092011-6

CERTIFICATE OF AMENDMENT

Certificate of Amendment to the Articles of Incorporation

For Nevada Profit Corporations

(Pursuant to NRS 78.385 – After Issuance of Stock)

1.Name of Corporation:

WADENA CORP.

2.The articles have been amended as follows (provide article numbers, if available):

ARTICLE 3.  Authorized Stock:

“The total number of shares the Corporation is authorized to issue is 205,000,000, consisting of 200,000,000 shares of common stock, $.001 par value, and 5,000,000 shares of preferred stock, $.001 par value, of which the rights, preferences, series and designations shall be determined by the Board of Directors.”

Currently we have 3,145,000 shares issued and outstanding.  Upon the effectiveness of this amendment, each holder of shares of record shall be entitled, without surrender of their certificates(s) representing such shares, to receive a new certificate or certificates representing an additional Forty Four (44) shares of Common Stock, $.001 par value for every One (1) share of issued and outstanding common stock held by each holder of shares.  The Corporation will then have a total of 141,525,000 shares issued and outstanding.

3.The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required n the case of a vote by classes or series, or as may be required by the provisions of the Articles of Incorporation have voted in favor of the amendment is          55%

4.Effective date and time of filing (optional):  Date: _____________    Time: ___________

5.Signatures (required):

/s/ Rod McLellan

   Signature of Officer

BARBARA K. CEGAVSKE

Secretary of State

202 North Carson St.

Carson City, Nevada 89701-4201

(775) 884-5706

Website: nvsos.gov

Filed in the Office of     Document Number

Barbara Cegavske           2018453583-29

 Secretary of State        Filing Date and Time

   State of Nevada          10/17/2018  4:13 PM

                                     Entity Number

                     E0034092011-6

CERTIFICATE OF AMENDMENT

Certificate of Amendment to the Articles of Incorporation

For Nevada Profit Corporations

(Pursuant to NRS 78.385 – After Issuance of Stock)

1.Name of Corporation:

WADENA CORP.

2.The articles have been amended as follows (provide article numbers, if available):

Article One will be amended to read:

The name of the Company will be changed to Pierre Corp.

The following sentence will be added to the end of Article Four:

Effective on the date this Certificate of Amendment is filed with the Nevada Secretary of State, the outstanding shares of this Corporation’s common stock will be reverse split on a 5-for-1 basis

3.The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the Articles of Incorporation have voted in favor of the amendment is            78,750,000

4.Effective date and time of filing (optional):  Date: _____________    Time: ___________

5.Signatures (required):

/s/ Joseph Isaacs

   Signature of Officer

BARBARA K. CEGAVSKE

Secretary of State

202 North Carson St.

Carson City, Nevada 89701-4201

(775) 884-5706

Website: nvsos.gov

Filed in the Office of     Document Number

Barbara Cegavske           20150102673-27

 Secretary of State        Filing Date and Time

   State of Nevada          3/04/2015  7:42 AM

                                     Business  Number

                     E0034092011-6

CERTIFICATE OF AMENDMENT

Certificate of Amendment to the Articles of Incorporation

For Nevada Profit Corporations

(Pursuant to NRS 78.385 – After Issuance of Stock)

1.Name of Corporation:

WADENA CORP.

2.The articles have been amended as follows (provide article numbers, if available):

ARTICLE 3.  Authorized Stock:

“The total number of shares the Corporation is authorized to issue is 205,000,000, consisting of 200,000,000 shares of common stock, $.001 par value, and 5,000,000 shares of preferred stock, $.001 par value, of which the rights, preferences, series and designations shall be determined by the Board of Directors.”

Currently we have 3,145,000 shares issued and outstanding.  Upon the effectiveness of this amendment, each holder of shares of record shall be entitled, without surrender of their certificates(s) representing such shares, to receive a new certificate or certificates representing an additional Forty Four (44) shares of Common Stock, $.001 par value for every One (1) share of issued and outstanding common stock held by each holder of shares.  The Corporation will then have a total of 141,525,000 shares issued and outstanding.

3.The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required n the case of a vote by classes or series, or as may be required by the provisions of the Articles of Incorporation have voted in favor of the amendment is          18,150,000 shares

4.Effective date and time of filing (optional):  Date: _____________    Time: ___________

5.Signatures (required):

/s/ J. Jacob Isaacs

   Signature of Officer

BARBARA K. CEGAVSKE

Secretary of State

202 North Carson St.

Carson City, Nevada 89701-4201

(775) 684-5708

Website: nvsos.gov

                                              Business Number

             E0034092011-6

 Filed in the Office of       Filing Number

Barbara Cegavske           20200563747

Secretary of State            Filed On

  State of Nevada               3/23/2020  8:00am

CERTIFICATE OF AMENDMENT

Certificate of Amendment to the Articles of Incorporation

For Nevada Profit Corporations

(Pursuant to NRS 78.385 – After Issuance of Stock)

1.Name of Corporation:

PIERRE CORP.

2.The articles have been amended as follows (provide article numbers, if available):

Article One is amended to read:

The name of the Company will be changed to Fourth Wave Energy, Inc.

3.The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required n the case of a vote by classes or series, or as may be required by the provisions of the Articles of Incorporation have voted in favor of the amendment is       18,150,000

4.Effective date and time of filing (optional):  Date: _____________    Time: ___________

5.Signatures (required):

/s/ J. Jacob Isaacs